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Constellation Brands Enters
Agreement to Sell
U.K. Cider Business

VICTOR, N.Y., Nov. 30, 2009 – Constellation Brands, Inc. (NYSE: STZ, ASX: CBR), the world’s leading wine company, announced today that it has entered into an agreement to sell its Gaymer Cider Company business to C&C Group PLC of Dublin Ireland for £45 million, or approximately $70 million, subject to closing adjustments. The transaction is expected to close by mid-January 2010.
“The Gaymer cider business has been a valued and respected part of Constellation’s European operations for many years,” said Rob Sands, president and chief executive officer, Constellation Brands. “However, as the company’s strategy has evolved to focus on premium higher-growth, higher-margin wine, beer and spirits brands, it made good strategic sense to sell the cider business. Overall, Constellation continues to pursue opportunities and strategies that promote the simplification of its international organization, the improvement of efficiencies, return on invested capital, cash flow and the reduction of costs.”
           Constellation expects that proceeds from the sale will be used to reduce its borrowings. The sale is expected to result in a nominal gain on the transaction, which will be excluded from the company’s comparable basis diluted

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earnings per share (EPS). The impact of this transaction is expected to be neutral to ongoing reported basis and comparable basis diluted EPS for fiscal 2010.
As part of the transaction, C&C will receive all Gaymer cider brands including Blackthorn Cider, Gaymers Original and Pear Cider, Addlestones and Olde English Cider along with a production facility and associated warehouses and distribution facilities. “C&C has a strong track record for growing the cider and beer brands that they own, which makes this mutually beneficial for both companies,” said Sands. “I want to thank the cider employees who have worked tirelessly to make the business profitable and successful and wish them well into the future.”

Explanations
Reported basis (“reported”) diluted earnings per share are as reported under generally accepted accounting principles. Diluted earnings per share on a comparable basis (“comparable”), exclude acquisition-related integration costs, restructuring charges and unusual items.

About Constellation Brands
    Constellation Brands is the world’s leading wine company that achieves success through an unmatched knowledge of wine consumers paired with storied brands that suit varied lives and tastes. With a broad portfolio of widely admired premium products across the wine, beer and spirits categories, Constellation’s brand portfolio includes Robert Mondavi, Hardys, Clos du Bois, Blackstone, Arbor Mist, Estancia, Ravenswood, Jackson-Triggs, Kim Crawford, Corona Extra, Black Velvet Canadian Whisky and SVEDKA Vodka.
Constellation Brands (NYSE: STZ and STZ.B; ASX: CBR) is an S&P 500 Index and Fortune 1000® company with more than 100 total brands in our portfolio, sales in about 150 countries and operations in approximately 50 facilities. The company believes that industry leadership involves a commitment to our brands, to the trade, to the land, to investors and to different people around the world who turn to our products when celebrating big moments or enjoying quiet ones. We express this commitment through our vision: to elevate life with every glass raised. To learn more about Constellation Brands and its product portfolio visit the company's web site at www.cbrands.com.

Forward-Looking Statements
This news release contains forward-looking statements.  The words “anticipate,” “intend,” and “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  These statements may relate to Constellation’s business strategy, future operations, prospects, plans and objectives of management, as well as information concerning expected actions of third parties.  All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements.  Some of these risks and uncertainties include factors relating to Constellation's ability to consummate the transaction and realize expected gains.  There can be no assurance that any transaction between Constellation and C&C Group PLC will occur, or will occur on the timetable contemplated hereby.
Although Constellation believes the expectations reflected in the forward-looking statements are reasonable, Constellation can give no assurance that such expectations will prove to be correct.  All forward-looking statements speak only as of the date of this news release.  Constellation undertakes no obligation to

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update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
In addition to risks associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including:
·	completion of the proposed transaction, receipt of all consideration and accuracy of all projections; and
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other factors and uncertainties disclosed from time to time in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended Feb. 28, 2009, which could cause actual future performance to differ from current  expectations.

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